Exhibit 10

[Execution]

AMENDMENT NO. 9 TO
LOAN AND SECURITY AGREEMENT

          AMENDMENT NO. 9 TO LOAN AND SECURITY AGREEMENT, dated September 30, 2010, by and among Spartan Stores, Inc., a Michigan corporation ("Parent"), Spartan Stores Distribution, LLC, a Michigan limited liability company ("Stores Distribution"), Market Development Corporation, a Michigan corporation ("MDC"), Spartan Stores Associates, LLC, a Michigan limited liability company ("Associates"), Family Fare, LLC, a Michigan limited liability company ("Family Fare"), MSFC, LLC, a Michigan limited liability company ("MSFC"), Seaway Food Town, Inc., a Michigan corporation ("Seaway"), The Pharm of Michigan, Inc. ("Pharm"), a Michigan corporation, Valley Farm Distributing Co., an Ohio corporation ("Valley Farm"), Gruber's Real Estate, LLC, a Michigan limited liability company ("Gruber RE"), Prevo's Family Markets, Inc., a Michigan corporation ("Prevo"), Spartan Properties Management, Inc. (formerly known as Buckeye Real Estate Management Co.), an Ohio corporation ("SPM"), Spartan Stores Fuel, LLC, a Michigan limited liability company (together with Lead Borrower, Stores Distribution, United, MDC, Associates, Family Fare, MSFC, Seaway, Pharm, Valley Farm, Gruber RE, Prevo and SPM, each individually a "Borrower" and collectively, "Borrowers"), Spartan Stores Holding, Inc., a Michigan corporation ("Holding"), SI Insurance Agency, Inc., a Michigan corporation ("SI", together with Holding, each individually a "Guarantor" and collectively, "Guarantors"), the parties to the Loan Agreement (as hereinafter defined) from time to time as lenders (each individually, a "Lender" and collectively, "Lenders") and Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), a Delaware limited liability company, in its capacity as agent for Lenders (in such capacity, "Agent").

W I T N E S S E T H :

          WHEREAS, Borrowers and Guarantors have entered into financing arrangements with Agent and Lenders pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated December 23, 2003, by and among Borrowers, Guarantors, Agent and Lenders, as amended and supplemented by Amendment No. 1 to Loan and Security Agreement, dated as of July 29, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of December 22, 2004, Amendment No. 3 to Loan and Security Agreement, dated as of December 9, 2005, Amendment No. 4 to Loan and Security Agreement, dated as of March 17, 2006, Amendment No. 5 to Loan and Security Agreement, dated as of April 5, 2007, Amendment No. 6 to Loan and Security Agreement, dated as of May 22, 2007, Amendment No. 7 to Loan and Security Agreement, dated as of May 20, 2009 and Amendment No. 8 to Loan and Security Agreement, dated as of May 4, 2010 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other Financing Agreements (as defined therein); and

          WHEREAS, Borrowers and Guarantors have requested Agent and Lenders agree to certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions herein; and

          WHEREAS, by this Amendment No. 9, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

          NOW THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Definitions.

                    1.1  Additional Definition. As used herein, "Amendment No. 9" shall mean this Amendment No. 9 to Loan and Security Agreement by and among Borrowers, Guarantors, Agent and Lenders, as amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

                    1.2  Interpretation. For purposes of this Amendment No. 9, unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

          2.  Capital Expenditures. Section 9.19 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "9.19  Capital Expenditures. Borrowers and Guarantors shall not permit the aggregate amount of all Capital Expenditures of Borrowers and Guarantors during (a) the first fiscal quarter of each fiscal year to exceed $8,200,000, (b) the second fiscal quarter of each fiscal year to exceed $11,100,000, (c) the third fiscal quarter of each fiscal year to exceed $12,200,000 and (d) the fourth fiscal quarter of each fiscal year to exceed $3,500,000; provided, that, (i) in the event that the actual amount of Capital Expenditures of Borrowers and Guarantors during any fiscal quarter are less than the amount permitted hereunder for such fiscal quarter, Capital Expenditures may be made in any of the next three (3) consecutive fiscal quarters immediately thereafter in the amount of such excess, provided, that, such excess amount shall only be used for Capital Expenditures in any of such subsequent three (3) consecutive fiscal quarters, if after giving effect to the payment thereof, there is Excess Availability of not less than $20,000,000 and (ii) the limitation on the Capital Expenditures of Borrowers and Guarantors shall only apply in any fiscal quarter if at any time during the immediately preceding quarter, Excess Availability was less than $20,000,000."

          3.  Representations and Warranties. Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 9), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

                    3.1  This Amendment No. 9 and each other agreement or instrument to be executed and delivered by the Borrowers and Guarantors pursuant hereto have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein, constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, respectively, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                    3.2  The execution, delivery and performance of this Amendment No. 9 (a) are all within each Borrower's and Guarantor's corporate or limited liability company powers and (b) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound.

                    3.3  No Default or Event of Default exists or has occurred and is continuing.

          4.  Condition Precedent. The effectiveness of the amendments contained herein shall only be effective upon the following:

                    4.1  Agent shall have received counterparts of this Amendment No. 9, duly authorized, executed and delivered by the parties hereto (including all Lenders required for the amendments provided for herein); and

                    4.2  Agent shall have received a true and correct copy of any consent, waiver or approval (if any) to or of this Amendment No. 9, which any Borrower is required to obtain from any other Person; and

                    4.3  No Default or Event of Default shall exist or have occurred and be continuing.

          5.  Effect of this Amendment. Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 9, the provisions of this Amendment No. 9 shall control.

          6.  Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 9.

          7.  Governing Law. The validity, interpretation and enforcement of this Amendment No. 9 and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

          8.  Binding Effect. This Amendment No. 9 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

          9.  Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 9.

        10.  Counterparts. This Amendment No. 9 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 9 by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 9. Any party delivering an executed counterpart of this Amendment No. 9 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 9 to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT	BORROWERS

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (Central), f/k/a Congress Financial Corporation (Central), as Agent	SPARTAN STORES, INC.

By:	By:

Title:	Title:

SPARTAN STORES DISTRIBUTION, LLC
MARKET DEVELOPMENT
CORPORATION
SPARTAN STORES ASSOCIATES, LLC
FAMILY FARE, LLC
MSFC, LLC
SEAWAY FOOD TOWN, INC.
THE PHARM OF MICHIGAN, INC.
VALLEY FARM DISTRIBUTING CO.
GRUBER'S REAL ESTATE LLC
PREVO'S FAMILY MARKETS, INC.
SPARTAN PROPERTIES MANAGEMENT,
INC. (f/k/a Buckeye Real Estate Management
Co.)
SPARTAN STORES FUEL, LLC

By:

Title:

GUARANTORS

SPARTAN STORES HOLDING, INC. SI INSURANCE AGENCY, INC.

By:

Title:

LENDERS

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (Central), f/k/a Congress Financial Corporation (Central)

By:

Title:

KEY BANK NATIONAL ASSOCIATION

By:

Title:

BANK OF AMERICA N.A. (successor by merger to Fleet Capital Corporation)

By:

Title:

PNC BANK, NATIONAL ASSOCIATION, successor to National City Business Credit, Inc.

By:

Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Title:

FIFTH THIRD BANK, an Ohio Banking Corporation, successor by merger to Fifth Third Bank, a Michigan Banking Corporation

By:

Title:

WELLS FARGO BANK, N.A.

By:

Title: